UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2023

CORE LABORATORIES N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	001-14273	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Van Heuven Goedhartlaan 7 B 1181 LE Amstelveen The Netherlands		Not Applicable
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (31-20) 420-3191

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (Par Value EUR 0.02)	CLB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

The Dutch Meeting

On March 29, 2023, Core Laboratories N.V. (“Core Lab” or the “Company”) held an Extraordinary General Meeting of Shareholders (the “Dutch Meeting”) to vote on the following matters: (1) a resolution (the “Transaction Proposal”) to approve a series of proposed and joint transactions (the “Transaction”), including (a) the merger (the “Merger”) of the Company with and into Core Laboratories Luxembourg S.A., a public limited liability company incorporated under the laws of Luxembourg (“Core Lab Luxembourg”), with Core Lab Luxembourg surviving, and (b) as soon as practicable following completion of the Merger, Core Lab Luxembourg migrating out of Luxembourg and domesticating as Core Laboratories Inc., a Delaware corporation (the “U.S. Redomestication”); and (2) a resolution (the “Articles of Amendment Proposal”) to amend the articles of association of the Company, as amended, (“Articles of Association”) to include a formula on the basis of which cash compensation to the Company’s shareholders who exercise their withdrawal right in connection with the Merger, as referred to in Section 2:333h (1) of the Dutch Civil Code, can be determined.

Of the 46,634,027 shares of common shares outstanding and entitled to vote at the Dutch Meeting, 37,184,891 shares, or 79.7%, were represented in person or by proxy. Because holders of a majority of the shares entitled to vote were present either in person or represented by valid legal proxy at the meeting, resolutions could be adopted on each of the proposals presented at the meeting by an absolute majority of 50% + 1 of votes cast. The Transaction Proposal was adopted with approximately 99.3% of votes cast in favor of the proposal. The Articles of Amendment Proposal was adopted with approximately 99.8% of votes cast in favor of the proposal.

The results of the votes taken at the Dutch Meeting, by proposal, are as follows:

Proposal 1 – The Transaction Proposal

Votes For	Votes Against	Votes Withheld
36,865,661	249,502	69,728

Proposal 2 – The Articles of Amendment Proposal

Votes For	Votes Against	Votes Withheld
37,041,557	57,577	85,757

The Luxembourg Meeting

On April 3, 2023, Core Lab Luxembourg, a wholly-owned subsidiary of the Company, held an Extraordinary General Meeting of Shareholders (the “Luxembourg Meeting”) for shareholders of the Company, who will be the shareholders of Core Lab Luxembourg, to vote to approve the conversion of Core Lab Luxembourg, with immediate effect after the Merger, i.e., on the same day or as soon as reasonably possible thereafter, entailing the transfer without discontinuity of the legal personality of Core Lab Luxembourg, of the statutory registered office, effective place of management and central administration seat of Core Lab Luxembourg from 12E, rue Guillaume Kroll, L-1882 Luxembourg, Grand Duchy of Luxembourg to Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, United States of America (the “U.S. Redomestication Proposal”). Core Lab Luxembourg shareholders who voted in favor of the Transaction Proposal at the Dutch Meeting granted a power of attorney to the board of directors of Core Lab Luxembourg to vote individually on their behalf in favor of the U.S. Redomestication Proposal, and the votes below are reflected as such.

Of the 46,634,027 shares of common stock outstanding and entitled to vote at the Luxembourg Meeting, 37,533,987 shares, or 80.5%, were represented in person or by proxy, and therefore a quorum was present. The U.S. Redomestication Proposal was adopted with approximately 99.4% of votes cast, voting as future shareholders of Core Lab Luxembourg, in favor of the proposal.

The results of the votes taken at the Luxembourg Meeting are as follows:

Proposal 1 – The U.S. Redomestication Proposal

For	Against	Withheld
37,185,926	237,116	110,945

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Core Laboratories N.V.

Dated: April 3, 2023	By	/s/ Christopher S. Hill
Christopher S. Hill
Chief Financial Officer